Exhibit 5.1

Robert Goedert To Call Writer Directly: +1 312 862 7317 robert.goedert@kirkland.com	300 North LaSalle Chicago, IL 60654 United States +1 312 862 2000 www.kirkland.com	Facsimile: +1 312 862 2200

May 29, 2018

Carvana Co.

1930 W. Rio Salado Parkway

Tempe, Arizona 85281

Ladies and Gentlemen:

We are acting as special counsel to Carvana Co., a Delaware corporation (the “Company”), in connection with the registration by the Company of 744,037 shares of its Class A common stock, par value $0.001 per share (the “Common Stock”), pursuant to a Registration Statement on Form S-3, to be filed with the Securities and Exchange Commission (the “Commission”) on or about the date hereof under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”). The shares of Common Stock to be sold by the selling stockholders identified in the Registration Statement are referred to herein as the “Shares.” The Shares are to be issued by the Company upon exchange by certain holders of units of Carvana Group, LLC (“Carvana Group”), pursuant to and in accordance with the Exchange Agreement, dated as of April 27, 2017, among the Company and the other parties thereto (the “Exchange Agreement”).

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the corporate and organizational documents of the Company, including the Amended and Restated Certificate of Incorporation of the Company (the “Amended and Restated Certificate”) filed with the Secretary of State of the State of Delaware on April 27, 2017, (ii) the Exchange Agreement, (iii) the Fourth Amended and Restated Limited Liability Company Agreement of Carvana Group, dated as of April 27, 2017, as amended through the date hereof, (iv) minutes and records of the proceedings of the Company with respect to the issuance of the Shares, and (v) the Registration Statement.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We relied upon statements and representations of officers and other representatives of the Company and others as to factual matters.

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Carvana Co.

May 29, 2018

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Shares have been duly authorized and when the Registration Statement becomes effective under the Act and the Shares have been duly issued upon exchange for units of Carvana Group, in accordance with the Exchange Agreement and the Company’s Amended and Restated Certificate, and the Shares are registered by the Company’s transfer agent, the Shares will be validly issued, fully paid and non-assessable.

Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date that the Registration Statement becomes effective under the Act and we assume no obligation to revise or supplement this opinion after the date of effectiveness should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.

Sincerely,

/s/ KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS LLP